Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of DXC Technology Company for the registration of debt securities and to the incorporation by reference therein of our report dated February 14, 2017, with respect to the combined financial statements of Everett SpinCo, Inc., included in Amendment No. 3 to Registration Statement of Everett SpinCo, Inc. on Form S-4 filed with the Securities and Exchange Commission on February 24, 2017.

/s/ Ernst & Young LLP

San Jose, California

August 14, 2017